Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces Record Quarterly Investment Fundings of $83.1 Million

and Third Quarter Net Investment Income of $0.27 Per Share

Declares Fourth Quarter 2017 Distribution of $0.36 per Share

Menlo Park, Calif., November 6, 2017 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the third quarter of 2017.  TPVG also declared a fourth quarter 2017 distribution of $0.36 per share.

Third Quarter 2017 Highlights:

•	Signed a record $267.0 million of new term sheets and closed $121.9 million of new debt commitments to venture growth stage companies;
•	Funded a record $82.8 million in debt investments and $0.3 million in equity investments to eleven portfolio companies;
•	Achieved a 15.4% weighted average annualized portfolio yield on debt investments for the third quarter;
•	Earned GAAP net investment income of $4.4 million ($0.27 per share);
•	Realized $1.0 million of gains from the sale of warrants and equity investments ($0.07 per share);
•	Issued $74.8 million of 5.75% notes due 2022 (NYSE: TPVY), redeemed $54.6 million of 6.75% notes due 2020 (NYSE: TPVZ);
•	Appointed Andrew J. Olson as Chief Financial Officer;
•	Portfolio company Blue Bottle Coffee, Inc. announced selling a majority stake to Nestlé S.A.;
•	Net asset value of $214.8 million, or $13.39 per share, at September 30, 2017;
•	Declared a fourth quarter distribution of $0.36 per share, payable on December 1, 2017; bringing total distributions to $5.54 per share since IPO;
•

Subsequent to the third quarter, raised approximately $21.6 million in a private placement from investment funds managed by the Alternative Investments & Manager Selection Group of Goldman Sachs Asset Management, L.P. (“GSAM AIMS”) purchasing 1.6 million shares at $13.54 per share.

Year-To-Date 2017 Highlights:

•	Recognized total investment income of $40.4 million, or $2.53 per share;
•	Earned GAAP net investment income of $21.1 million, or $1.32 per share;
•	Signed $459.7 million of debt term sheets and closed $264.9 million of new debt commitments to venture growth stage companies;
•	Funded $155.4 million in debt and equity investments to 18 portfolio companies;
•	Achieved a 17.4% weighted average annualized portfolio yield on debt investments for the nine months ending September 30, 2017;
•	Received $204.5 million of repayments and prepayments from nine portfolio companies; and
•	Paid $17.3 million of distributions, or $1.08 per share.

“The record level of new signed term sheets, customer fundings and our strong portfolio growth reflect the strength and brand of the TriplePoint global platform,” said Jim Labe, chairman and chief executive officer of TPVG. “We will continue to leverage our three R’s – Reputation, Relationships and References – to capitalize on the favorable conditions in the venture capital markets and strong demand for venture growth stage lending.”

“We welcome GSAM AIMS as a shareholder and the financial flexibility provided by this new capital,” said Sajal Srivastava, president and chief investment officer of the Company. “Our successful strategy of working with a select group of venture capital investors and their high-quality venture growth stage companies enables us to deploy our capital and grow our investment portfolio in a disciplined fashion to maximize total return to our shareholders.”

Portfolio and Investment Activity:

During the third quarter of 2017, the Company entered into $121.9 million of new debt commitments, funded twelve debt investments totaling $82.8 million of principal, funded two equity investments totaling $0.3 million and acquired warrants valued at $1.5 million. The new debt investments funded during the quarter had a 13.8% weighted average annualized portfolio yield at origination. During the quarter, the Company had $21.8 million of prepayments, resulting in a weighted average annualized portfolio yield on debt investments for the third quarter of 15.4%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of September 30, 2017, the Company held 53 debt investments with 19 companies and 44 warrant and equity investments with 41 companies.  The total cost and fair value of these investments were $309.2 million and $311.1 million, respectively.  Total portfolio investment activity for the three and nine months ended September 30, 2017 and 2016 was as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars in thousands)	2017	2016	2017	2016
Beginning portfolio at fair value	$253,804	$299,649	$374,311	$271,717
New debt investments	79,996	14,659	146,485	91,932
Principal payments from debt investments	(3,136)	(1,650)	(7,796)	(5,768)
Early principal prepayments and repayments	(21,750)	(10,000)	(204,524)	(41,115)
Accretion of debt investment fees	775	2,296	637	4,821
Payment-in-kind coupon	611	316	1,501	1,284
New warrants	1,538	334	2,939	1,677
New equity investments	304	196	3,703	196
Proceeds from the sale of investments	(1,417)	(1,885)	(1,491)	(1,892)
Net realized gains (losses) on investments	1,044	1,081	(2,351)	(20,906)
Net change in unrealized gains (losses) on investments	(633)	3,861	(2,278)	6,911
Ending portfolio at fair value	$311,136	$308,857	$311,136	$308,857

Signed Term Sheets:

During the third quarter of 2017, TriplePoint Capital LLC (“TPC”) entered into $267.0 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Unfunded Commitments:

As of September 30, 2017, the Company’s unfunded commitments totaled $158.2 million, of which $50.0 million is dependent upon customers reaching certain milestones.  Of the $158.2 million of unfunded commitments, $31.0 million will expire during 2017, $97.2 million will expire during 2018 and $30.0 million will expire during 2019, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

Results of Operations:

For the third quarter of 2017, total investment and other income was $10.4 million, as compared to $12.5 million for the third quarter of 2016, resulting in a weighted average annualized portfolio yield of 15.4% and 15.1%, respectively. The decline is largely due to a lower average portfolio balance as compared to a year ago as well as lower income from expirations / terminations of unfunded commitments. For the nine months ended September 30, 2017, the Company’s total investment and other income was $40.4 million, as compared to $33.0 million for the nine months ended September 30, 2016, representing a weighted average annualized portfolio yield on its debt investments of 17.4% and 14.7%, respectively.

Operating expenses for the third quarter of 2017 were $6.1 million as compared to $6.0 million for the third quarter of 2016.  Operating expenses for the third quarter of 2017 consisted of $2.3 million of interest expense and amortization of deferred credit facility costs including $0.3 million of interest overlap related to the repayment of the 6.75% notes due in 2020 (“2020 Notes”), $1.6 million of base management fees, $1.1 million of income incentive fees, $0.3 million of administration agreement expenses and $0.8 million of general and administrative expenses.  Operating expenses for the third quarter of 2016 consisted of $2.0 million of interest expense and amortization of deferred credit facility costs, $1.4 million of base management fees, $1.6 million of income incentive fees, $0.4 million of administration agreement expenses and $0.6 million of general and administrative expenses. The Company’s operating expenses were $19.3 million and $14.8 million for the nine months ended September 30, 2017 and 2016, respectively.

For the third quarter of 2017, the Company recorded net investment income of $4.4 million, or $0.27 per share, as compared to $6.5 million, or $0.40 per share for the third quarter of 2016. Net investment income for the nine months ended September 30, 2017 was $21.1 million, or $1.32 per share compared to $18.2 million, or $1.12 per share during the nine months ended September 30, 2016.

During the third quarter of 2017, the Company recorded net realized gains on the sale of portfolio investments of $1.0 million, or $0.07 per share, offset by a non-cash realized loss on debt extinguishment of $(1.1) million, or $(0.07) per share, due to the acceleration of unamortized issuance costs in connection with the redemption of its 6.75% Notes due 2020 and issuance of its 5.75% Notes due 2022. Net unrealized losses for the third quarter of 2017 were $(0.6) million, or $(0.04) per share, due to the reversal of unrealized gains of $(0.8) million due to realized activity offset by $0.2 million of unrealized appreciation. This compares to net unrealized gains of $3.9 million, or $0.24 per share, for the third quarter of 2016. The Company’s net realized and unrealized losses were $(5.7) million and $(14.0) million for the nine months ended September 30, 2017 and 2016, respectively.

The Company’s net increase in net assets resulting from operations for the third quarter of 2017 was approximately $3.7 million, or $0.23 per share, as compared to a net increase in net assets of $11.4 million, or $0.71 per share, for the third quarter of 2016. For the nine months ended September 30, 2017, the Company’s net increase in net assets resulting from operations was approximately $15.4 million, or $0.96 per share, as compared to a $4.2 million, or $0.26 per share, for the nine months ended September 30, 2016.

Credit Quality:

The Company maintains a credit watch list with borrowers placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. All new loans are initially assigned a rating of White, or 2.  As of September 30, 2017, the weighted average investment ranking of the Company’s debt investment portfolio was 2.02, as compared to 2.06 at the end of the prior quarter. During the three months ended September 30, 2017, there were four changes within the credit categories. Two portfolio companies were upgraded from White (2) to Clear (1) and two portfolio companies were downgraded from White (2) to Yellow (3). Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended September 30, 2017.

The following table shows the credit rankings for the Company’s debt investments at fair value as of September 30, 2017 and as of June 30, 2017.

	As of September 30, 2017			As of June 30, 2017
Category (dollars in thousands)	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$ 65,602	22.4%	4	$ 38,711	16.4%	2
White (2)	167,332	57.2	10	155,609	66.0	11
Yellow (3)	47,210	16.1	3	29,777	12.6	1
Orange (4)	12,539	4.3	2	11,802	5.0	2
Red (5)	—	—	—	—	—	—
	$ 292,683	100.0%	19	$ 235,899	100.0%	16

Net Asset Value:

As of September 30, 2017, the Company’s net assets were $214.8 million, or $13.39 per share, as compared to $216.5 million, or $13.52 per share, as of June 30, 2017.

Liquidity and Capital Resources:

As of September 30, 2017, the Company had total cash of $8.5 million, with available capacity of $174.5 million under its revolving credit facility.  Subsequent to the end of the third quarter, the Company raised $22.6 million of proceeds from the issuance of common stock in a private placement with $21.6 million from GSAM AIMS and $1.0 million from Jim Labe, Sajal Srivastava, and Andrew Olson.

Distribution:

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the fourth quarter of 2017 payable on December 1, 2017, to stockholders of record as of November 17, 2017.

Subsequent Events:

Since September 30, 2017:

•	The Company funded $35.5 million in new investments;
•	MongoDB, Inc. priced its initial public offering on October 19, 2017, raising gross proceeds of $192 million; and
•	TPC’s direct originations platform entered into $10.0 million of additional non-binding signed term sheets with venture growth stage companies.

Conference Call:

The Company will host a conference call at 5:00 p.m. Eastern time today, November 6, 2017, to discuss its financial results for the third quarter ended September 30, 2017.  To listen to the call, investors and analysts should dial 1 (866) 652-5200 (domestic) or 1 (412) 317-6060 (international) and ask to join the TriplePoint Venture Growth call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through December 6, 2017, by dialing 1 (877) 344-7529 or 1 (412) 317-0088 (international) and entering conference ID 10114090. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations and Media Contact

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2017	December 31, 2016
Assets	(unaudited)
Investments at fair value (amortized cost of $309,219 and $370,116, respectively)	$ 311,136	$ 374,311
Short-term investments at fair value (cost of $94,962 and $39,990, respectively)	94,962	39,990
Cash	5,145	7,776
Restricted cash	3,327	7,702
Deferred credit facility costs and other assets	3,035	4,443
Total assets	$ 417,605	$ 434,222

Liabilities
Revolving credit facility payable	$ 25,500	$ 115,000
2020 Notes, net	—	53,288
2022 Notes, net	72,302	—
Payable for U.S. Treasury bill assets	94,962	39,990
Other payables, accrued expenses, and liabilities	10,082	10,081
Total liabilities	$ 202,846	$ 218,359

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$ —	$ —
Common stock, par value $0.01 per share (450,000 shares authorized; 16,043 and 15,981 shares issued and outstanding, respectively)	160	160
Paid-in capital in excess of par value	232,317	231,518
Undistributed net investment income	4,862	1,025
Accumulated net realized losses	(24,498)	(21,035)
Accumulated net unrealized gains on investments	1,918	4,195
Total net assets	$ 214,759	$ 215,863
Total liabilities and net assets	$ 417,605	$ 434,222

Net asset value per share	$ 13.39	$ 13.51

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Investment income
Interest income from investments	$10,310	$11,207	$39,061	$31,214
Other income	109	1,295	1,344	1,772
Total investment and other income	10,419	12,502	40,405	32,986

Operating expenses
Base management fee	1,567	1,376	4,805	4,076
Income incentive fee	1,066	1,568	4,520	1,568
Capital gains incentive fee	—	—	—	—
Interest expense and amortization of fees	2,306	2,036	6,861	5,733
Administration agreement expenses	346	395	1,058	1,190
General and administrative expenses	767	632	2,044	2,238
Total operating expenses	6,052	6,007	19,288	14,805

Net investment income	4,367	6,495	21,117	18,181

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	1,044	1,081	(2,351)	(20,906)
Net change in unrealized (losses) gains on investments	(620)	3,859	(2,277)	6,906
Net realized loss on extinguishment of debt	(1,112)	—	(1,112)	—
Net realized and unrealized (losses) gains	(688)	4,940	(5,740)	(14,000)

Net increase (decrease) in net assets resulting from operations	$3,679	$11,435	$15,377	$4,181

Basic and diluted net investment income per share	$0.27	$0.40	$1.32	$1.12
Basic and diluted net increase (decrease) in net assets per share	$0.23	$0.71	$0.96	$0.26
Basic and diluted weighted average shares of common stock outstanding	16,023	16,091	16,001	16,227

WEIGHTED AVERAGE PORTFOLIO YIELD ON DEBT INVESTMENTS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Weighted average portfolio yield on debt investments	15.4%	15.1%	17.4%	14.7%
Coupon income	10.4%	10.5%	10.4%	10.5%
Net amortization and accretion of premiums and discounts	0.9%	0.8%	0.7%	0.7%
Net accretion of end-of-term payments	2.2%	2.4%	1.9%	2.6%
Impact of prepayments	1.9%	1.4%	4.4%	0.9%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.